UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION


                         Washington, D.C. 20549


                                FORM 8-K


                             CURRENT REPORT



                   Pursuant to Section 13 or 15(d) of
                   the Securities Exchange Act of 1934



     Date of Report (Date of earliest event reported): April 15, 2003



                         EXCEL TECHNOLOGY, INC.
          .................................................

         (Exact name of Registrant as specified in Charter)


          Delaware                    0-19306            11-2780242
(State or other jurisdiction       (Commission         (I.R.S. Employer
      of Incorporation)            File Number)      Identification No.)


                 41 Research Way, E. Setauket, NY 11733
          ..................................................
          (Address of principal executive Offices) (zip code)


   Registrant's Telephone Number, including area code:  (631)-784-6175
                                                        ..............

                             Not applicable
      ............................................................
      (Former name or former address, if changed since last report)















ITEM 7.    FINANCIAL STATEMENTS, PROFORMA FINANCIAL INFORMATION
           AND EXHIBITS

     (c)   Exhibits

     99.1  Press Release, dated April 15, 2003.


ITEM 12.   RESULTS OF OPERATIONS AND FINANCIAL CONDITION

           On April 15, 2003, the Registrant announced results for its first quarter ended March 31, 2003. A copy of the press release is attached as an exhibit.


                               SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            EXCEL TECHNOLOGY, INC.


Date: April 17, 2003
                                           By:/s/ Antoine Dominic
                                              ......................
                                              Antoine Dominic, President
                                              and Chief Executive Officer


EXHIBIT INDEX

 No.                Document
......   ..................................

99.1    Press Release dated April 15, 2003



                                            EXHIBIT 99.1 TO FORM 8-K




FOR IMMEDIATE RELEASE
                                       Contact:   J. Donald Hill,
                                                  Chairman
                                                         or
                                                  Investor Relations
                                                  631-784-6175

           EXCEL REPORTS RESULTS FOR THE FIRST QUARTER OF 2003

East Setauket, NY. April 15, 2003 - Excel Technology, Inc. (NASDAQ: XLTC) today announced results for the quarter ended March 31, 2003. Revenues for the period were $31.4 million, an increase of 59.1% from the $19.8 million for the same period in 2002. After tax profits were $2.8 million, an increase of 52.6% from the $1.9 million for the first quarter of last year. Net earnings per share on a diluted basis of $0.24 for the quarter were 50.0% higher than the $0.16 for the same period in 2002.

     J. Donald Hill, Chairman, stated, "Though caution remains prominent in the global business environment, we were able to make good overall progress, nonetheless. We are benefiting from the positive effects of strategies initiated in recent years; we believe our long term growth plan is on track."

     Antoine Dominic, Chief Executive Officer, added, "Our results for the quarter were pleasing considering the global economic conditions. Compared to first quarter ended March 31, 2002, our revenues and earnings increased by over 50% resulting in a 50% increase in EPS. Our cash flow continues to be positive and we ended the quarter with a cash balance of approximately $12.9 million with no debt."

     Dominic concluded, "The integration of our recently acquired subsidiaries is progressing well, and with time these new subsidiaries should further solidify Excel's global position in the industry. We are continuing to pursue our aggressive growth strategies internally and externally, while balancing our operating activities considering the current macro economic conditions. Product development efforts are at an all time high and we are continuing to expand our global sales and marketing efforts. Although long-term visibility is still unclear, our sales quoting levels are high. We continue to remain optimistic about our future."

     This news release contains forward-looking statements which are based on current expectations. Actual results could differ materially from those discussed or implied in the forward-looking statements as a result of various factors including future economic, competitive, regulatory, and market conditions, future business decisions, market acceptance of the Company's products, and those factors discussed in the Company's Form 10-K for the year ending December 31, 2002. In light of the significant uncertainties inherent in such forward-looking statements, they should not be regarded as a representation that the Company's objectives and plans will be achieved, and they should not be relied upon by investors when making an investment decision. Words such as "believes," "anticipates," "expects," "intends," "may," and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements.

     Excel and its wholly owned subsidiaries develop, manufacture and market laser systems and electric-optical components for electronic, semiconductor, other industrial, scientific and medical applications.

             FINANCIAL SUMMARY FOR THE QUARTER ENDED MARCH 31,

                                               2003             2002
                                          .............    ............
                                            (unaudited)     (unaudited)
Net Sales                                 $ 31,437,000     $ 19,754,000
Pre-Tax Income                            $  4,384,000     $  2,787,000
Provision for Income Taxes                $  1,534,000     $    920,000
Net Income                                $  2,850,000     $  1,867,000

BASIC
Net income per common share                       $0.24           $0.16
Weighted average common shares outstanding   11,806,378      11,773,000

DILUTED
Net income per common share                       $0.24           $0.16
Weighted average common shares outstanding   12,104,639      11,995,000






                BALANCE SHEET & SELECTED FINANCIAL DATA

                                        MARCH 31, 2003 DECEMBER 31, 2002
                                        .............. .................
                                          (unaudited)
Cash and Equivalents                      $ 12,883,000     $  11,822,000
Accounts Receivable                         26,152,000        22,375,000
Inventory                                   25,625,000        24,482,000
Other Current Assets                         2,531,000         2,373,000
                                          ............      ............
Total Current Assets                        67,191,000        61,052,000
Property, Plant & Equipment, net            27,541,000        27,782,000
Goodwill                                    29,446,000        29,383,000
Other Non-Current Assets                       442,000           507,000
                                          ............      ............
Total Assets                              $124,620,000      $118,724,000
                                          ............      ............
                                          ............      ............

Accounts Payable                          $  5,874,000      $  5,246,000
Income Taxes Payable                         3,126,000         1,734,000
Accrued Expenses and
  Other Current Liabilities                  9,965,000         9,307,000
                                          ............      ............
Total Current Liabilities                   18,965,000        16,287,000
Deferred Tax Liability                         180,000           180,000
Common Stock                                    12,000            12,000
Additional Paid in Capital                  45,415,000        45,401,000
Retained Earnings                           59,145,000        56,295,000
Accumulated Other Comprehensive Income         903,000           549,000
                                          ............      ............
Total Liabilities & Stockholders' Equity  $124,620,000      $118,724,000
                                          ............      ............
                                          ............      ............

Working Capital                           $ 48,226,000      $ 44,765,000
Current Ratio                                     3.54              3.75